Exhibit 99.1

Aspen Aerogels, Inc. Reports Fourth Quarter 2016 and Fiscal 2016 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., February 23, 2017 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for its fourth quarter and full year 2016, which ended December 31, 2016, and discussed business developments during the quarter.

Total revenue for the quarter was $27.6 million compared to $37.4 million in the fourth quarter last year. Fourth quarter net income (loss) was $(5.7) million compared to $1.6 million in the fourth quarter of 2015. Net income (loss) per share (“EPS”) for the quarter was $(0.25) compared to $0.07 in the fourth quarter last year.

Total revenue for the full year was $117.7 million compared to $122.5 million in 2015. Net income (loss) for the year was

$(12.0) million compared to $(6.4) million last year. EPS for the year was $(0.52) compared to $(0.28) in 2015.

Adjusted EBITDA for the fourth quarter was $(2.1) million compared to $5.4 million in the fourth quarter of 2015. Adjusted EBITDA for the full year was $3.9 million compared to $9.0 million in 2015. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Net loss and Adjusted EBITDA included legal and related expenses associated with Aspen Aerogels’ ongoing patent enforcement actions at the U.S. International Trade Commission and in the German courts of $1.9 million during the fourth quarter compared to $0.1 million in the fourth quarter of 2015 and $3.6 million for the full year compared to $0.2 million in 2015.

Fourth Quarter 2016 Business Developments

“Our fourth quarter performance reflected the impact of constrained capital investment and low activity levels in the global energy markets. Despite strong growth in shipments to the South Asia petrochemical project, a continued significant decline in demand in the subsea market from record 2015 levels and continued softness in our global downstream business led to a decrease in total revenue during the quarter. This decrease in total revenue and an increase in expense associated with our patent enforcement actions led to a decline in net income and Adjusted EBITDA,” said Don Young, President and CEO of Aspen Aerogels.

“Overall, we continued to make solid progress in our efforts to diversify our markets and to leverage our aerogel technology platform. We saw growth in adjacent markets, including LNG and district energy, and remain on track to introduce products optimized for the power market in the second half of 2017. We conducted initial trials on the pilot line in our East Providence facility designed to enhance our existing manufacturing operations and to support creation of next generation products for both new and existing markets. In addition, we continued to work on our joint development initiatives with BASF with an initial focus on the building materials market. We see our efforts with BASF as a blueprint for additional partnerships with world class companies to expand the markets served by our aerogel technology platform. We believe these initiatives, investments and strategic partnerships will position Aspen for strong long-term growth, particularly when the energy market rebounds,” continued Mr. Young.

2017 Financial Outlook

Aspen Aerogels issues the following 2017 full year outlook:

•	Total revenue is expected to range between $102 million and $112 million

•	Net loss is expected to range between $18.2 million and $21.2 million

•	Adjusted EBITDA is expected to range between $(2.0) million and $(5.4) million

•	Net loss per share is expected to range between $0.78 and $0.91

Our 2017 outlook also assumes depreciation and amortization of between $10.6 million and $10.8 million, stock-based compensation expense of between $5.0 million and $5.2 million, interest and other expense of $0.2 million, and weighted average shares outstanding of 23.4 million for the full year. In addition, our 2017 outlook reflects an expected $3.9 million to $4.4 million of costs and expenses associated with our ongoing patent enforcement actions.

“Looking forward, we anticipate that continued low activity levels in our energy markets and the conclusion of the South Asia petrochemical project, which comprised approximately 25% of our revenue during 2016, will lead to a further decline in our revenue and profitability in 2017,” said Don Young, President and CEO of Aspen Aerogels. “We are focused on creating commercial momentum throughout 2017 with continued market share gains in our core energy markets and growth in adjacent markets. We remain committed to sustaining our investment in new aerogel technologies, innovative products, and strategic partnerships to drive long-term growth,” concluded Mr. Young.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for this 2017 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2017 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss the fourth quarter and full year results and business developments will be webcast at 5:00 pm EDT on February 23, 2017. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 877-201-0168 (toll free, U.S. & Canada only) passcode “57685503”, or +1 647-788-4901 (international) passcode “57685503”, to listen to the live webcast.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay for at least a year.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact:

Shawn Severson

EnergyTech Investor, LLC

Phone: (415) 233-7094

shawn@energytechinvestor.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2017 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto, including with respect to the 2017 Financial Outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA and GAAP EPS; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the energy markets, and the impact of these trends on Aspen Aerogels’ business; beliefs about Aspen Aerogels’ market diversification and technology strategy and implementation; beliefs about growth opportunities in the LNG and District Energy markets; beliefs about Aspen Aerogels’ ability and timeframe to develop, introduce and sell products optimized for the power market; beliefs about the pilot line in the East Providence, Rhode Island, facility; beliefs about Aspen Aerogels’ strategic partnership with BASF, including the potential for the joint development agreement to create new product and market opportunities; beliefs about Aspen Aerogels’ ability to form partnerships with market leaders to assist in Aspen Aerogel’s market diversification and growth strategy; future operating performance on an annual or other basis; accounting and other assumptions involved in arriving at the expectations; and expectations about the cost, timing or success of Aspen Aerogels’ patent enforcement actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any delay, failure or inability to develop or introduce a product optimized for the power market; any inability by Aspen Aerogels or BASF to achieve the goals of the strategic partnership, and an inability to create new product and market opportunities, including in the building materials market; any failure to operate or maintain the pilot line; any sustained downturn in the energy industry or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure to enforce any of Aspen Aerogels’ patents, including pursuant to any finding of invalidity of any patent in any jurisdiction; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the Securities and Exchange Commission (“SEC”) on March 4, 2016, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$18,086	$32,804
Accounts receivable, net	17,535	20,624
Inventories	12,868	6,532
Prepaids and other current assets	1,697	1,687

Total current assets	50,186	61,647
Property, plant, and equipment, net	84,394	78,322
Other assets	89	105

Total assets	$134,669	$140,074

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,065	$10,684
Accrued expenses	3,987	5,568
Deferred revenue	1,043	681
Other current liabilities	35	476

Total current liabilities	18,130	17,409
Other long-term liabilities	975	191

Total liabilities	19,105	17,600
Total stockholders’ equity	115,564	122,474

Total liabilities and stockholders’ equity	$134,669	$140,074

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Product	$27,204	$36,641	$115,490	$120,532
Research services	435	743	2,248	1,986

Total revenue	27,639	37,384	117,738	122,518

Cost of revenue:
Product	23,618	27,190	93,123	96,865
Research services	292	342	1,304	1,005

Gross profit	3,729	9,852	23,311	24,648
Operating expenses:
Research and development	1,382	1,252	5,306	5,253
Sales and marketing	2,871	2,715	11,810	10,562
General and administrative	5,186	4,201	17,415	15,068

Total operating expenses	9,439	8,168	34,531	30,883

Net income (loss) from operations	(5,710)	1,684	(11,220)	(6,235)

Financing costs	—	—	(656)	—
Interest expense, net	(32)	(46)	(147)	(182)

Total other expense, net	(32)	(46)	(803)	(182)

Net income (loss):	$(5,742)	$1,638	$(12,023)	$(6,417)

Net income (loss) per share:

Basic and diluted	$(0.25)	$0.07	$(0.52)	$(0.28)

Weighted-average common shares outstanding:

Basic	23,215,237	23,052,722	23,139,807	22,986,931

Diluted	23,215,237	23,110,657	23,139,807	22,986,931

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
		(amounts in thousands)
Product shipments in square feet	10,654	11,867	44,286	42,246

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated February 23, 2017 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance. These other adjustments recently included financing costs associated with a postponed financing.

For the three months and year ended December 31, 2016 and 2015:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
		(amounts in thousands)
Net income (loss)	$(5,742)	$1,638	$(12,023)	$(6,417)

Depreciation and amortization	2,555	2,465	9,853	9,887
Stock-based compensation	1,036	1,238	5,313	5,413
Financing costs	—	—	656	—
Interest expense	32	46	147	182

Adjusted EBITDA	$(2,119)	$5,387	$3,946	$9,065

For the 2017 full year financial outlook:

	Year Ending
	December 31, 2017
	Low	High
	(amounts in thousands)
Net loss	$(21,200)	$(18,200)

Depreciation and amortization	10,600	10,800
Stock-based compensation	5,000	5,200
Interest expense, net	200	200

Adjusted EBITDA	$(5,400)	$(2,000)